EXHIBIT 99.1


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                                STOCK ORDER FORM

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DEADLINE
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This order form, properly executed and with the full payment         Total
must be received by __:__ _.m., Eastern Time on ________ __,         Number of         Purchase     Total
1997, and will be deemed received upon the date and the time of      Shares            Price        Amount
delivery of the form to one of our offices.  Please submit your
order using the enclosed postage-paid envelope or hand-delivering                 X     $10.00   =  $
the order form to any office of Security Federal Savings Bank.      ----------         --------     -------

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NUMBER OF SHARES
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Fill in the number of shares you wish to purchase and the total      [  ]     Enclosed is a check or money order payable to SFB
amount due.  No fractional shares will be issued.  The minimum                Bancorp, Inc. for $      .
order is 25 shares.  With the exception of the ESOP, no person
(or persons who have subscription rights through a single account)   [  ]     I authorize withdrawal from the following Security
may purchase in the Offerings more than 10,000 shares of                      Federal Savings Bank account(s):
Common Stock and no person (or persons who have subscription
rights through a single account), together with associates of an              Account Number(s)          Amount
persons acting in concert with such person, may purchase in the
aggregate more than 10,000 shares of Common Stock.  See the                   _______________________            $_____________
Prospectus for a description of purchase limitations, including how           _______________________            $_____________
to determine whether your purchases will be aggregated with any                                                  $_____________
associates or persons acting in concert.                                      Total Withdrawal           $______
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                                                                     No penalty for early withdrawal.

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METHOD OF PAYMENT

Check the appropriate box(es).  You may pay by cash, check, or
money order.  If paying by check or money order, please make it      __________________________________________________________
payable to SFB Bancorp, Inc.  If paying by cash, please hand-        Name(s) in which stock is to be registered.
deliver your order form.  Your funds will earn interest at the
interest rate paid on passbook savings accounts from the date of     __________________________________________________________
receipt until the offering is completed.  You may also wish to pay   Name(s) in which stock is to be registered.
by authorizing withdrawal from your Security Federal Savings
Bank savings or certificate account(s).  If paying by withdrawal,    __________________________________________________________
please list the appropriate account number(s); these designated      Address
funds will continue to earn interest at the contractual rate, but
cannot be withdrawn by you.                                          __________________________________________________________
                                                                     City                                 County

STOCK REGISTRATION

Print the name(s) in which you want the stock registered.  If you
are a voting member, to protect your priority over other             __________________________________________________________
purchasers as described in the Prospectus, you must take             State                                Zip Code
ownership in at least one of the account holders' names.
                                                                     __________________________________________________________
Enter the Social Security Number (or Tax I.D. Number) of a           Social Security # or Tax ID #
registered owner.  Only one number is required.

Indicate the manner in which you wish to take ownership by           [  ] Individual   [  ] Joint Tenants   [  ]Tenants in Common
checking the appropriate box.  If necessary, check "Other" and       [  ] Uniform Transfer to Minors
note ownership such as corporation, estate or trust.  If stock is    [  ] Other
purchased for a trust, the date of the trust agreement and trust title must be included.  See the reverse side of this form for registration guidelines.
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                                SFB BANCORP, INC.

                        GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your SFB Bancorp, Inc. stock certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners:

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INDIVIDUAL     Avoid the use of two  initials.  Include  the first  given  name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc.

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JOINT          Joint  ownership  of  stock  by  two or  more  persons  shall  be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and," do not connect with "or". Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). TENANTS IN COMMON Tenants in common may be specified to identify two or more owners. When stock is held in a tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

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UNIFORM        Stock may be held in the name of a  custodian  for a minor  under
TRANSFER       the Uniform Gifts to Minors laws of the individual states. There
TO MINORS      may be only one  custodian  and one minor  designated  on a stock certificate.  The standard  abbreviation  of custodian is "CUST,"
               while  the   description   "Uniform   Gifts  to  Minors  Act"  is
               abbreviated "UNIF GIFT MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Delaware Uniform Gifts to Minors Act will be abbreviated. JOHN P.
               JONES CUST SUSAN A. JONES DE UNIF GIFT MIN ACT

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FIDUCIARIES       Stock held in a fiduciary capacity must contain the following:
                  1.       The name(s) of the fiduciary --
                           * If an individual, list the first given name, middle initial, and last name.
                           *        If a corporation, list the corporate title.
                           * If an individual and a corporation, list the corporation's title before the initial.
                  2.       The fiduciary capacity --
                           *        Administrator
                           *        Conservator
                           *        Committee
                           *        Executor
                           *        Trustee
                           *        Personal Representative
                           *        Custodian
                  3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
                  4.       The date of document governing the relationship.
                           The date of the document need not be used in the description of a trust created by a will.
                  5.       Either of the following:
                                    The name of the maker, donor or testator
                                                     or
                                    The name of the beneficiary
                                    Example of Fiduciary Ownership:
                                    JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                    UNDER AGREEMENT DATED ___/___/93




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NASD AFFILIATIONS

Please refer to the National Association of Securities Dealers,   [  ] Check here and initial below if you are a member of the
Inc., ("NASD") affiliation section and check the box, if          NASD or a person associated with an NASD member or a
applicable.  The NASD Interpretation With Respect to Free-        partner with a securities brokerage firm or a member of the
Riding and Withholding (the "Interpretation") restricts the sale  immediate family of any such person to whose support such
of a "hot issue" (securities that trade at a premium in the       person contributes directly or indirectly or if you have an
aftermarket) to NASD members, persons associated with             account in which a NASD member or a person associated
NASD members (i.e., an owner, director, officer, partner,         with a NASD member has a beneficial interest.  I agree (i)
employee, or agent of a NASD member) and certain members          not to sell, transfer or hypothecate the stock for a period of
of their families.  Such persons are requested to indicate that   three months following issuance, and (ii) to report this stock
they will comply with certain conditions required for an          purchase in writing to the applicable NASD member I am
exemption from the restrictions.                                  associated with within one day of the payment for the stock.
                                                                  (Initials) ______________

TELEPHONE INFORMATION

Please enter both a daytime and an evening telephone number       Daytime Phone (     )
where you may be reached in the event we cannot execute           Evening Phone (     )
your order as given.  Please include your area code.
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                                 ACKNOWLEDGMENT
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Sign and date the order form.  When  purchasing  as a             I (we) understand that, after receipt by SFB Bancorp, Inc.,
custodian, corporate officer, etc., add your full title to your   this order may not be modified or withdrawn without the
signature.  An additional signature is required only when         consent of SFB Bancorp, Inc. or Security Federal Savings
payment is by withdrawal from an account that requires more       Bank.  Further, I (we) certify that my (our) purchase does
than one signature to withdraw funds.  Your order will be         not conflict with the purchase limitations in the Plan of
filled according to the provisions of the Plan of Conversion as   Conversion and that the shares being purchased are for my
described in the Prospectus.                                      (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of
I   (WE)    ACKNOWLEDGE   THAT   THIS   SECURITY   IS             such shares.  Under penalties of perjury, I (we) certify that:
NOT  A  SAVINGS   ACCOUNT  OR  DEPOSIT   AND  IS  NOT             (1) the Social Security Number or Tax Identification Number
FEDERALLY    INSURED    AND   IS    NOT    GUARANTEED             given above is correct; and (2) I (we) am (are) not subject to
BY   SECURITY    FEDERAL    SAVINGS   BANK   OR   THE             backup withholding.  Instructions:  You must cross out #2
FEDERAL GOVERNMENT.                                               above if you have been notified by the Internal Revenue
                                                                  Service that you are subject to withholding because of under-
                                                                  reporting interest or dividends on your tax return.

I (we) further certify that I (we) received a Prospectus prior to purchasing the Common Stock of SFB Bancorp,  Inc. and
acknowledge the terms and conditions described therein.  The      _______________________________________________________________
Prospectus that I (we) received contains disclosure concerning    Signature                                          Date
the nature of the security being offered and describes the risks involved in the investment.  These include, among others, (i)
lack of active market for common stock; (ii) decreased return
on equity and increased expenses immediately after conversion;    _______________________________________________________________
(iii) potential impact of changes in interest rates and the       Additional Signature (if required)                 Date
current interest rate environment; (iv) dependence on president and possible new management; (v) intent to remain independent;
(vi) charter, bylaw and statutory provisions that could
discourage hostile acquisitions of control; (vii) possible voting control by directors and officers; (ix) possible dilutive effect
RSP and stock options; (x) financial institution regulation and future of the thrift industry.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I (we) should call the Office of Thrift Supervision Regional Director for the Central Region, at (312) 917-5000.
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                     THIS ORDER NOT VALIDATED UNLESS SIGNED

           FOR ASSISTANCE, PLEASE CALL OUR STOCK INFORMATION CENTER AT
                (423) __________ (SECURITY FEDERAL SAVINGS BANK)
               FROM 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY